Exhibit 99.1

FOR IMMEDIATE RELEASE

SmartBank Announces Gulf Coast Wealth Management Expansion

KNOXVILLE, TN – November 16, 2021 – SmartBank, a subsidiary of SmartFinancial, Inc. ("SmartFinancial” or the "Company"; NASDAQ: SMBK), announced the hiring of a six-person wealth management team to be based out of Mobile, Alabama. Thomas Montz, together with Amanda Montz and Nathan Novotny will lead the new team and support the continued growth of SmartBank Investment Services (“SBIS”).  The team, formerly with BBVA Compass Investment Solutions, brings a combined total of over 60 years of advisory experience and have been responsible for over $350 million in assets under management. The team will be based in SmartBank’s new office located at 3074 Dauphin Street in Mobile, Alabama. The office will also house members of SmartBank’s corporate banking team, including Gulf Coast Regional President Nate Sommer and Mobile Market President Steve Rockwell.

“SmartBank Investment Services has enjoyed strong organic growth over the last few years. However, with the addition of this team, we look forward to accelerating SBIS’s growth and further diversifying the Company’s revenue streams,” said Billy Carroll, SmartBank’s President & CEO. “We are extremely excited to add these new team members to the SBIS family. Not only is this team expected to meaningfully add to assets under management, but also culturally aligns very well with the SBIS client-centric approach,” commented Monty Hatcher, Director of SmartBank Investment Services.

Mobile, with its strategic maritime location and easy access to two major interstate systems, has seen robust economic expansion in a variety of industries including aviation, healthcare and logistics and distribution. This pro-business environment has also led to a large influx of major foreign owned investment in the areas of manufacturing, ship building and aerospace.

“I am very pleased this top performing team chose to join the SmartBank family,” commented Nate Sommer. “Being former colleagues for over 12 years, I personally know this team’s strength and dedication to their clients. Coupled with all the positive momentum at SmartBank in the South Alabama region, I am confident this addition will be a huge success.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank.  Founded in 2007, SmartBank is a full-service commercial bank, with branches across Tennessee, Alabama and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and acquisitions, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,”

“continue” and “potential” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the our recently-completed acquisition of Sevier County Bancshares, Inc. (“SCB”); (7) the risk that the anticipated benefits from the proposed acquisition of SCB may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (15) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (17) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services, including risks associated with widespread inflation or deflation. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Investor Contacts

William Y. (“Billy”) Carroll, Jr. Ron Gorczynski

President & Chief Executive OfficerExecutive Vice President & Chief Financial Officer

SmartFinancial, Inc.SmartFinancial, Inc.

Email: billy.carroll@smartbank.comEmail: ron.gorczynski@smartbank.com

Phone: 865.868.0613Phone: 865.437.5724

Media Contact

Kelley Fowler

Senior Vice President, Public Relations/Marketing

SmartFinancial, Inc.

Email: kelley.fowler@smartbank.com

Phone: 865.868.0611